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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2003

The New York Times Company
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-5837 (Commission File Number)	13-1102020 (IRS Employer Identification No.)
229 West 43d Street, New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant's telephone number, including area code: (212) 556-1234

ITEM 7. Financial Statements and Exhibits

        The following exhibits are furnished pursuant to Item 12:

        Exhibit 99.1 The New York Times Company Earnings Press Release dated April 14, 2003

        Exhibit 99.2 The New York Times Company Newspaper Advertising Revenue Press Release dated April 14, 2003

ITEM 9. Regulation FD Disclosure

        On April 14, 2003, The New York Times Company issued a press release announcing the Company's earnings for the quarter ended March 30, 2003. On April 14, 2003, the Company also issued a press release announcing the Company's newspaper advertising revenue for the quarter ended March 30, 2003. Copies of these press releases are furnished with this report as exhibits to this Form 8-K. The information contained in this report is being furnished pursuant to Item 12 under Item 9 of Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY
Date: April 14, 2003	By:	/s/ RHONDA L. BRAUER Rhonda L. Brauer Secretary and Senior Counsel

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  ITEM 7. Financial Statements and Exhibits
  ITEM 9. Regulation FD Disclosure
SIGNATURE